U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 19, 2009

Commission File No. 333-145884

Emo Capital Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	20-4647578
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

115 He Xiang Road, Bai He Village, Qing Pu, Shanghai, China, 200000

(Address of principal executive offices)

604-267-0111

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “we”, “us”, “our”, “our company” “EMO” refer to Emo Capital Corp., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 3.02 - Unregistered Sale Of Equity Securities.

See Item 8.01 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2009, Shane G. Carroll was appointed as a member of our Board of Directors to serve until the next annual meeting of our shareholders or his respective earlier death, resignation or removal from office. Shane G. Carroll is currently Chief Operating Officer of itravel2000 and has been with that company since 1999. Mr. Carroll Shane currently is a member of the Board of Directors of My Screen Mobile, Inc., a public company organized in Delaware, which is in the business of developing or acquiring the expertise to produce computer software to be compatible with mobile phone technology.

Item 8.01	Other Events.

On August 19, 2009, we executed an agreement with Kalsoft Dubai Limited to develop and support the Orexis CTI/IVR mobile solution. Kalsoft Dubai Limited has committed funds against the development and, as consideration, can receive up to an aggregate of Two Million, Five Hundred thousand shares of our Common Stock (the “Shares”). All consideration to either party is contingent on achievement of specific milestones as outlined in the letter agreement by and between EMO and Kalsoft Dubai Limited, dated August 19, 2008 (a copy of which is attached as Exhibit 99.1).

Underlying the agreement with Kalsoft Dubai Limited, we purchased facilitating intellectual property in return for the issuance of up to Forty Three Million shares of our Common Stock. The Intellectual Property Sale Agreement is attached hereto as Exhibit 99.2

The issuance of the Shares will be affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act of 1933. The Recipient will acknowledge the following: Recipient is not a United States Person, nor is the Recipient acquiring the Shares directly or indirectly for the account or benefit of a United States Person. None of the funds underlying the issuance of the Shares have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter Agreement by and between Emo Capital Corp., Kalsoft Dubai Limited, dated August 19, 2009.

99.2	Intellectual Property Sale Agreement by and between Emo Capital Corp., Ray Khan and Confida Corporate Finance UK, dated July 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emo Capital Corp.

Date: August 25, 2009	By:	/s/ Juanming Fang
Mr. Juanming Fang
President

Exhibit Index

Exhibit No.	Description
99.1	Letter Agreement by and between Emo Capital Corp., Kalsoft Dubai Limited, dated August 19, 2009.

99.2	Intellectual Property Sale Agreement by and between Emo Capital Corp., Ray Khan and Confida Corporate Finance UK, dated July 29, 2009.